DEBT RESOLVE ANNOUNCES JOINT MARKETING

AGREEMENT WITH FINANCE 500

Finance 500 Will Market the DebtResolve™ System to its 1,600 Bank Clients

Tarrytown, New York (February 16, 2010) – Debt Resolve, Inc. (OTCBB: DRSV) announced today that the company and Finance 500 of Newport Beach, CA have signed a joint marketing agreement to market the DebtResolve™ system to Finance 500’s bank clients. Finance 500 is one of the leading underwriters of brokered deposits in the United States, serving more than 1,600 banks and providing more than $22 Billion in financing for their bank clients in 2009.

Under the terms of the agreement, Debt Resolve and Finance 500 will work together to market the company’s debt resolution solutions to these banks for use with their customers. The system is designed to deliver the best possible experience for those consumers who wish to resolve their outstanding debt issues with their creditors and allows them to do this in a dignified manner in the privacy of their own home.

The benefit for the banking clients of Finance 500 who use the DebtResolve™ system is that it provides the channel with the lowest marginal cost of collection, increases portfolio yields and recovers more per account than banks recover through traditional methods. The system also gives banks an additional way to contact their customers (via the Internet, which is quickly becoming the preferred method of contact for consumers in the United States) while being perceived as a less threatening channel than demand letters or collection calls.

Commenting on the agreement, David Rainey, President and Interim CEO of Debt Resolve, stated, “The completion of this agreement is an important step in accelerating our penetration of the banking sector. Our patented, proprietary tools enable creditors to contact their customers more efficiently and collect more outstanding debt at a significantly lower cost. In addition, the creditors will be certain of compliance with all federal and state regulations in relation to fair credit practices, and as a result they will enjoy higher levels of customer satisfaction and retention.”

About Debt Resolve, Inc.

Debt Resolve provides lenders, collection agencies, debt buyers and hospitals with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. The company is publicly held and trades on the OTC Bulletin Board under the symbol DRSV. Debt Resolve is headquartered in Tarrytown, New York. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

About Finance 500, Inc.

Finance 500 is a leading provider of client-focused financial services for institutional investors, banks, businesses and individuals. As one of the nation’s leading underwriters of brokered Certificate of Deposits, the company serves more than 1,600 banks. The company is a market-maker in approximately 500 stocks, providing financial consulting, investment banking and technology services to institutional investors and other brokerage firms, is a financier and consultant to micro-cap technology companies, a manager of portfolio solutions for pension plans, trusts and individuals, and a securities dealer handling investment transactions for approximately 5,000 clients on a retail basis.

Forward Looking Statements

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

DEBT RESOLVE ANNOUNCES SIGNING OF TOP 5 GLOBAL BANK CLIENT

COMPANY ALSO REPORTS FURTHER RESTRUCTURING OF
BALANCE SHEET AND ADDITIONAL FINANCING

Tarrytown, New York (March 9, 2010) – Debt Resolve, Inc. (Bulletin Board: DRSV) (the “Company”), a leading provider of the proprietary DebtResolve® software to major banks and other businesses with large consumer debt portfolios, announced the acquisition of a major new client, the continuing restructuring of its balance sheet and the completion of further financing.

Client and Product Development

In December 2009, the Company implemented its system with a top five global bank in Asia. The bank operates in over 25 countries in Asia, Africa and the Middle East, and the system was implemented in one Asian country with plans to roll the system out to all countries where the bank operates. In March 2010, the bank agreed to move forward with the implementation in a second country.

In January 2010, Company representatives met with a current client, one of the largest regional banks in the United States. Based on their positive results using the system to date, the client has doubled the number of accounts in the first quarter of 2010 from the number loaded in the fourth quarter of 2009. Our revenue from this client has increased proportionately with the number of new accounts it loads onto the system.

In March 2010, the Company went live with a new collection law firm client.

Restructuring of balance sheet

On September 29, 2009, the Company previously announced an initial successful restructuring of $3,092,689 of the cash liabilities on its balance sheet as of June 30, 2009, the benchmark date for the restructuring process. The Company has continued its restructuring of these liabilities and is pleased to announce that an additional $3,013,596 of liabilities has been restructured. The total amount removed from the balance sheet is now $6,106,285 of liabilities, leaving a balance of $4,400,703 from the original balance of $10,506,988 as of June 30, 2009.

Of the remaining $4,400,703 in liabilities, $1,286,269 is non-cash derivative liability, leaving $3,114,434 in cash liabilities from the Company’s balance sheet on June 30, 2009. The items removed from the balance sheet include all of the liabilities of the Company’s former subsidiary, First Performance, which was closed on June 30, 2008 and was dissolved by the Board of First Performance on March 3, 2010, the conversion of two older notes to stock and various accounts payable settled at a substantial discount to face value. The Company is continuing to restructure the remaining legacy liabilities and expects to reduce those liabilities to approximately $2 million initially and then discharge the $2 million balance over the next two years through payment arrangements.

Commenting on the announcement, David Rainey, President and Interim CEO of Debt Resolve, stated, “Starting in 2009, an important Company goal was to significantly restructure our balance sheet. We made substantial progress last year and have continued to work to reposition the Company for success. With this additional reduction to our balance sheet liabilities, we are getting closer to completing our objective of reducing legacy liabilities to $2 million or less. These legacy liabilities were incurred prior to mid-2009, our measurement date for the restructuring.”

James Burchetta, Debt Resolve’s Chairman, stated, “Debt Resolve is determined to restructure the Company into a strong, profitable enterprise. This continued restructuring will assist the Company in this endeavor. The Board has already converted their debt to stock as a strong show of faith in the Company. We are committed to increasing shareholder value.”

Completion of additional funding

The Company also announced that it has completed $1,284,959 of interim funding from June 2009 to the present. On October 20, 2009, the Company previously announced the completion of an interim round of funding of $984,959. Subsequent to that date to the present, the Company has closed on additional interim funding of another $300,000. The interim funding consists of 14% convertible debentures with warrant coverage. A portion of this debt was used to retire the debt discussed above. The Company continues to seek permanent funding for its ongoing operations.

About Debt Resolve, Inc.

Debt Resolve provides lenders, collection agencies, debt buyers and hospitals with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. The company is publicly held and trades on the OTC Bulletin Board under the symbol DRSV. Amended Quarterly Reports on Form 10-Q for the periods ended June 30, 2008 and September 30, 2008 will be filed to correct an erroneous accounting of common stock issuances, as further discussed in the Form 8-K dated August 14, 2009. Debt Resolve is headquartered in Tarrytown, New York. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

Forward Looking Statements

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

Contact: David Rainey Debt Resolve, Inc. (914) 949-5500 x238

DEBT RESOLVE LAUNCHES IN THE HISPANIC MARKET WITH TOP RETAILER

Highlights the company’s language capability and ease and speed of implementation

Tarrytown, New York (April 5, 2010) – Debt Resolve, Inc. (OTCBB: DRSV) (the “Company”), provider of the patented DebtResolve® debt collection and resolution software to major banks and other businesses with large consumer debt portfolios, has added the largest Hispanic retailer in the United States to its growing customer base, highlighting its ability to collect debt in any language and the speed and ease of implementation.

The retailer ranks among the top 50 electronics and appliance retailers in the U.S., successfully providing credit to the Hispanic community for over 25 years, issuing over 1 Million credit accounts to primarily Spanish-speaking first-generation customers. The DebtResolve® system “is a consumer-focused and dignified way to help these customers resolve credit issues and begin to rebuild their credit”, stated a company representative.

The client’s Director of Collections stated, “Our experience with Debt Resolve has been excellent. A major goal of the company was adding a non-intrusive method of contacting delinquent customers and resolving credit issues. We embrace our customers and want them to feel like part of the family. We want to reach out to them with empathy and a solution that can help them. Debt Resolve was able to exceed our expectations, launching our online solution in only four business days! The solution gives those customers the choice to negotiate and/or to cure their account independently and with respect.”

“We are proud to be the web-based collection solution for this well-respected and fast-growing national brand,” said David Rainey, President of Debt Resolve. “We have demonstrated again our ability to rapidly implement our clients. We will be adding a text-message-based capability for the DebtResolve® system for this new client.”

The DebtResolve® system has been translated into Dutch, Hebrew and now Cantonese for the Hong Kong market in addition to English and Spanish. With short notice, we can settle accounts 24 hours a day in any country, any language and any currency in the world.

About Debt Resolve, Inc.

Debt Resolve provides lenders, collection agencies, debt buyers and hospitals with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. The company is publicly held and trades on the OTC Bulletin Board under the symbol DRSV. Amended Quarterly Reports on Form 10-Q for the periods ended June 30, 2008 and September 30, 2008 will be filed to correct an erroneous accounting of common stock issuances, as further discussed in the Form 8-K dated August 14, 2009. Debt Resolve is headquartered in Tarrytown, New York. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

Forward Looking Statements

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC. For more information, visit http://www.b2i.us/irpass.asp?BzID=1976&to=ea&s=0.

Contact: David Rainey Debt Resolve, Inc. (914) 949-5500 x238